Exhibit 99.2

Fourth Quarter 2009 Supplemental Financial Report Cloverleaf Center Germantown, MD

1 Index to Supplemental Information

2 Company Information First Potomac Realty Trust is a self-managed, self-administered real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals. Maryland Northern Virginia Southern Virginia Property Locations Property Locations

3 Highlights (unaudited, amounts in thousands, except per share data) (1)See page 31 for the definition of Core FFO. (2)Debt does not include accrued liabilities. Gross asset value calculation as defined in the unsecured revolving credit facility agreement. (3)Includes properties in Suburban Maryland and Northern Virginia. Portfolio concentration Same-property NOI Retention rate Lease rolls

4 Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues)

5 Financial Measures (1)For the three months ended December 31, September 30, June 30 and March 31, 2009, depreciation and amortization expense of $150 thousand, $149 thousand, $129 thousand and $373 thousand, respectively, related to a third party's portion of a consolidated joint venture was not added back when calculating the Company's FFO. (2)Represents cash received from space leased to a former owner of a property the Company acquired in September 2008. All cash received from these leases is treated as a reduction in the basis of the property acquired. (3)Straight-line rent, less uncollectable amounts and rent abatements. (4)Most non-real estate depreciation is classified in general and administrative expense. (5)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. (unaudited, amounts in thousands, except per share data)

6 Net Operating Income (NOI) Same-Property Analysis (unaudited, amounts in thousands) (1)Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Alexandria Corporate Park, RiversPark II, Cloverleaf Center and Ashburn Center. Also, same property results for the twelve months ended December 31, 2009 and 2008 exclude Triangle Business Center and RiversPark I. (2)Excludes a 76,000 square foot redevelopment building at Ammendale Commerce Center, which was placed in service during the fourth quarter of 2008. (3) Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. (4) Does not include one retail property.

7 Consolidated Balance Sheets (unaudited, amounts in thousands, except per share amounts)

8 Total Market Capitalization and Selected Ratios MARKET CAPITALIZATION (1)As of December 31, 2009, the Company had entered into interest rate swap agreements that fixed interest rates on $94.9 million of its variable rate debt, therefore, $134.9 million, or 20.9%, of the Company's debt is exposed to variable interest rate fluctuations. (2)General and administrative expense increased $1.0 million and $0.1 million for the three months ended December 31, 2009 and September 30, 2009, respectively, due to the adoption of a new accounting standard in 2009 that does not allow for the capitalization of acquisition costs. (unaudited, amounts in thousands)

9 Outstanding Debt (unaudited, amounts in thousands)

10 Outstanding Debt Continued (1)The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase. (2)The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at December 31, 2009 and contractual interest rates are: (3)Represents he weighted average interest rate. (4)During 2009, the Company retired $34.5 million of its Exchangeable Senior Notes. (5)The mortgage loan matures in September 2011 and has two one-year renewal options. Borrowing on the loan bear interest at LIBOR plus 250 basic points. The Company entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term. On December 12, 2008, the Company entered into a joint venture with an affiliate of AEW Capital Management, L.P. ("AEW") to own RiversPark I. The joint venture is owned 25% by the Company and 75% by AEW. (6)On December 29, 2009, the Company repaid $10 million of Secured Term Loan I and restructured its remaining balance. The remaining balance was divided into four $10 million loans, with their maturities staggered in one-year intervals beginning January 15, 2011 and ending on January 15, 2014. Interest on the loan is LIBOR plus 250 basis points, which increases by 100 basis points each year beginning on January 1, 2011, to a maximum of 550 basis points. (7) On August 11, 2008, the Company entered into a $35 million secured term loan with KeyBank, N.A., which was subsequently expanded to $50 million. On December 29, 2009, the Company repaid $30 million of the outstanding balance of the secured term loan. The loan, which matures in August 2010, has a one-year extension at the Company's option, which it intends to exercise. (8)On December 29, 2009, the Company replaced its $125 million unsecured revolving credit facility, which was scheduled to mature in April 2010, with a new $175 million facility, which matures in January 2013 with a one-year extension at the Company's option, which it intends to exercise. Due to the restructuring, the variable interest rate on the facility increased from LIBOR plus 80 to 135 basis points to LIBOR plus 275 to 375 basis points, depending on the Company's overall leverage, and includes a LIBOR floor of 1.0% (LIBOR was 0.23% at December 31, 2009) for any amounts that are not hedged. (9)As of December 31, 2009, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Aquia Commerce Center II, Airpark Place, Gateway West II, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Davis Drive, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central (Building V), Hanover AB, Herndon Corporate Center, Deer Park, 6900 English Muffin Way, Gateway West, 4451 Georgia Pacific, 20270 Goldenrod Lane, 7561 Lindbergh Drive, Old Courthouse Square, Patrick Center, West Park, Woodlands Business Center, 15 Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, 4200 Tech Court, Park Central I and Triangle Business Center. (10)In January 2008, the Company entered into an interest rate swap agreement to fix the applicable LIBOR interest rate on $50 million of its variable rate debt to 2.71%. In August 2008, the Company entered into an interest rate swap agreement to fix the appilcable LIBOR interest rate on $35 million of its variable rate debt to 3.33%. The effective interest rate reflects the impact of the swap agreements on $85 million of the Company's variable rate debt. (11)During 2009, the Company paid approximately $4.3 million in principal payments, which excludes $14.3 million related to mortgage debt that was repaid in 2009. (unaudited, amounts in thousands)

11 Debt Maturity Schedule (1)$94.4 million of $234.9 million of variable rate debt is hedged. (2)The Exchangeable Notes and Unsecured Debt also include Senior Debt of $37.5 million maturing in 2013 and $37.5 million maturing in 2016. (3)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2010 through 2021. The term loan is comprised of four $10 million dollar notes with staggered yearly maturities, with the first $10 million dollar note maturing in 2011. (unaudited, amounts in thousands)

12 Debt Covenants (1)Covenant does not apply to Secured Term Loans covenants. (2)Covenant does not apply to Senior Notes covenants. (unaudited, amounts in thousands)

13 Portfolio Summary (unaudited)

14 Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Triple-net equivalent.

15 Net Asset Value Analysis (unaudited, in thousands) (1)Consolidated figures include RiversPark I, but do not include RiversPark II. (2)Represents portion of original purchase under redevelopment.

16 Investment in Joint Venture (1)The mortgage loan matures in September 2011 and has two one-year renewal options. Borrowing on the loan bear interest at LIBOR plus 250 basis points. The Company has entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term. (2)On January 1, 2010, in accordance with new accounting standards, the Company deconsolidated the assets, liabilities and operating results of RiversPark I from its consolidated financial statements (unaudited, amounts in thousands)

17 Top Thirty Tenants (unaudited) (1)Annualized rental revenue is based on triple-net equivalent cash basis rental revenue as of December 31, 2009.

18 Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent; reflects leased, not yet occupied spaces. (3)Does not include vacant and core factor space.

19 Market Concentration (unaudited)

20 Leasing Analysis (unaudited) (1)Includes 148,719 square feet of leases and associated costs for leases signed in the fourth quarter for subsequent periods. Of the total, 103,104 square feet will commence in Q1 2010, 28,293 square feet will commence in Q2 2010 and 17,322 square feet in Q3 2010. (2)Quarter lease comparison based on nine leases totaling 44,799 square feet. Twelve months-ended figures excludes 44,900 square feet lease at below market rent that was signed in an effort to mitigate the loss associated with a tenant who vacated their space during their lease term. (3)Includes first and second generation TI costs. Second generation capital costs averaged $7.08 per square foot. (4)Twelve months-ended figures includes 21,242 square feet of lease extensions from restructured leases. Average lease term consisted of 44.8 months. Changes in cash and GAAP rents were 0.3% and 7.6%, respectively.

21 Lease Expirations (unaudited) (1)Triple-net equivalent (2)The Company treats leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 45,821 square feet of leases that expired on December 31, 2009, 33,508 square feet were moved out, 6,018 square feet were renewed and 6,295 square feet were held over.

22 Lease Expirations - Current and Next Four Quarters (unaudited) (1)Triple-net equivalent (2)The Company treats leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 45,821 square feet of leases that expired on December 31, 2009, 33,508 square feet were moved out, 6,018 square feet were renewed and 6,295 square feet were held over.

23 Portfolio by Size (unaudited) (1)Triple-net equivalent

24 Land and Properties Available for Development or Redevelopment (unaudited, amounts in thousands) (1)Redevelopment of existing structures.

25 Maryland Region (unaudited) (1)I = Industrial (2)BP = Business Park (3)Triple-net equivalent (4)Does not include space in development or redevelopment. (5)Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way. (6)Girard Business Park consists of the following properties: Girard Business Center and Girard Place. (7)Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court. (8)Occupancy includes seller lease-back. Effective March 17, 2009, RiversPark II was no longer consolidated in the Company's portfolio. (9)Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.

26 Maryland Region - Lease Expirations (unaudited) (1)Triple-net equivalent

27 Northern Virginia Region (unaudited) (1)I = Industrial (2)BP = Business Park (3)Triple-net equivalent (4)Does not include space in development or redevelopment. (5)Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive, Davis Drive and Sterling Park Business Center. (6)Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court.

28 Northern Virginia Region - Lease Expirations (unaudited) (1)Triple-net equivalent

29 Southern Virginia Region (unaudited) (1)I = Industrial (2)BP = Business Park (3)Triple-net equivalent (4)Does not include space in development or redevelopment. (5)River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II. (6)Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen. (7)Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way. (8)Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center. (9)Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

30 Southern Virginia Region - Lease Expirations (unaudited) (1)Triple-net equivalent

31 Management Statements on Non-GAAP Supplemental Measures Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, acquisition costs, which due to changes in accounting pronouncements are now recorded in general and administrative expenses, and impairments to real estate assets. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs.